Exhibit 4.5.2

CONFIDENTIAL TREATMENT REQUESTED—REDACTED COPY

Confidential Treatment has been requested for portions of this Exhibit. Confidential portions of this Exhibit are designated by [*****]. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NUMBER 20

TO

OnPointsm Overhaul

RATE PER FLIGHT HOUR

ENGINE SERVICES AGREEMENT

BETWEEN

GE Engine Services, LLC

GE CELMA LTDA.

AND

AZUL LINHAS AÉREAS BRASILEIRAS S.A.

Agreement Number: 1-1373258434-AM20

Dated: Sep, 26 2017

PROPRIETARY INFORMATION NOTICE

The information contained in this document is GE Engine Services, LLC (“GE”) Proprietary Information and is disclosed in confidence. It is the property of GE and will not be used, disclosed to others or reproduced without the express written consent of GE. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document will appear in any such reproduction. U.S. export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

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CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT NUMBER 20

THIS AMENDMENT Number 20 (“Amendment”) is entered into by and between, Azul Linhas Aéreas Brasileiras S.A. (“Azul” or “Customer”), GE Engine Services, LLC (“GEES”) and GE Celma Ltda. (“GE Celma”), GEES and GE Celma are jointly referred as “GE”, (each a “Party” and collectively referred to herein as “Parties”).

RECITALS

WHEREAS, the Parties have entered into an OnPointSM Engine Services Agreement dated 25 September 2009, as amended and supplemented from time to time (“Agreement”) whereby GE has agreed to provide the Services in exchange for payments to be made by Customer to GE Celma pursuant to the terms of the OnPoint Agreement; and

WHEREAS, the Parties acknowledge that in order to meet Customer’s operational requirements, [*****]

WHEREAS, the Parties desire to amend Article 7 of the Agreement to include section 7.9 the details and conditions to thrust rating alteration;

WHEREAS, the Parties agree to the issuance of [*****] current and future Engine Shop Visits;

WHEREAS, the Parties desire to amend Article 3.1 (d) and 3.2 (c) of the Agreement to detail [*****] replacement;

Capitalized terms used, and terms otherwise defined in this Amendment shall have the meaning assigned to them under the Agreement.

NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants and conditions contained herein, and other good and valuable consideration, receipt and sufficiency of which are acknowledged and agreed, the Parties hereto agree as follows:

1.	Article 7 of the Agreement is hereby amended to include the item 7.9, as follows:

“7.9 [*****] In order to meet Customer’s operational requirements Customer is entitled to operate [*****]

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[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED

The Parties agree that Customer will [*****] prior to reaching [*****]

7.9.1 The customer will maintain the spares level defined in the Agreement, including necessary [*****] spares to support operations and prevent an unnecessary [*****] Should the customer, while adequately provisioned for [*****] spares, require a [*****] GE will issue a supplemental invoice for such Shop Visit, unless:

[*****]    [*****]

[*****]    [*****]

[*****]    [*****]

then in such cases (i), (ii) and/or (iii) above, Customer will not be charged on a supplemental basis, but instead a [*****]

In case GE issues a supplemental invoice for such Shop Visit, the then subsequent [*****] (since new or since last qualified event) and shall discount the value of the supplemental invoice of the previous Shop Visit.

2.	The Parties agree to include item 7.10 in Section 7 of the Agreement, as follows:

“7.10 The Prices set forth in section 5.1, the Operating Parameters set forth in section 5.2 and Severity set forth in Section 5.3 “b” and Exhibit D are applicable for Engines [*****]

3.	The Parties agree to include item 7.10 in Section 7 of the Agreement, as follows:

“7.11 In consideration to the [*****] also covered in the program, and with the requirement the Customer is operating in accordance with 7.9, Customer will earn the following [*****] on the dates specified below in order to be applied against Engine Shop Visits that will occur in such periods:

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[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED

4.	[*****] Earning Schedule

Should the customer remove engines from the Agreement then a proportion of [*****] shall no longer be due and will be removed from the remaining [*****]

These [*****] are stated in [*****] US Dollars and are not subject to escalation.

[*****]

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[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED

5.	[*****] replacement language:

Article 3.1 (d) and 3.2 (c) are amended to specify that at the Shop Visit where the [*****] is removed for the first time due to life remaining, such [*****] shall be replaced with new [*****] unless Customer and GE agree to utilization of used [*****] to optimize lease return conditions.

All other terms and conditions contained in the Agreement, which are not modified by this Amendment, shall remain in full force and effect.

This Amendment shall be effective as of the date hereof.

IN WITNESS WHEREOF, GE and Customer have caused this Amendment to be signed in duplicate by their duly authorized officials as of the date written below. Those officials represent to each other and to the Parties that each is unequivocally authorized to execute this Amendment and serves in the capacity indicated below.

GE Celma Ltda.	GE Celma Ltda.
BY:	BY:

PRINTED NAME:	PRINTED NAME:

TITLE:	TITLE:

GE Engine Services, LLC	Azul Linhas Aéreas Brasileiras S.A.
BY:	BY:

PRINTED NAME:	PRINTED NAME:

TITLE:	TITLE:

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[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.